Exhibit 99

                         Form 4 Joint Filer Information


Name:                      Bernard Zimmerman & Company, Inc.

Address:                   18 High Meadow Road
                                    Weston, CT 06883

Designated Filer:          Bernard Zimmerman

Issuer & Ticker Symbol:    GVC Venture Corp. (GPAX)

Date of Event Requiring
         Statement:        06/30/04



Signature:                 Bernard Zimmerman & Company, Inc.


                           By: /s/ Bernard Zimmerman
                               -------------------------------------------------
                                   Bernard Zimmerman, President